Exhibit 99.1

KASPER JAKOBSEN NAMED PRESIDENT AND CHIEF EXECUTIVE OFFICER

OF MEAD JOHNSON NUTRITION

GLENVIEW, IL, April 30, 2013 — Mead Johnson Nutrition (NYSE: MJN) announced that P. Kasper Jakobsen was officially named as President and Chief Executive Officer by its Board of Directors immediately following the company’s Annual Meeting of Stockholders, held today in Chicago.

Jakobsen, 51, succeeds Stephen W. Golsby, who had previously announced his retirement.

“Throughout his career at Mead Johnson, Kasper has displayed a keen understanding of our operations, our customers, our markets, and the issues that drive this industry,” said Jim Cornelius, Mead Johnson Nutrition’s Chairman of the Board.  “The Board looks forward to working with him and his entire leadership team, while at the same time continuing to benefit from the experience and insights of Steve Golsby, who has been reelected as a Director.”

Jakobsen was designated CEO-Elect and was appointed to the company’s Board of Directors in June 2012.  He became Executive Vice President and Chief Operating Officer in January 2012, assuming leadership of the company’s Global Operating Committee, with responsibility for all regional business activities, as well as Global Marketing and Global Supply Chain.

Previously, Jakobsen served as President of the company’s business in the Americas, overseeing all business activities in the United States, Canada and Latin America, along with the company’s global marketing initiatives.

Jakobsen joined Mead Johnson in 1998 as head of marketing in Asia.  From 2001 to 2004, he served as General Manager of Mead Johnson’s Philippines operations, before being promoted to Vice President & General Manager — South Asia.  In 2006, he served as Senior Vice President & General Manager — Asia Pacific, including overall responsibility for the company’s business in China.

Prior to joining Mead Johnson Nutrition, Jakobsen worked for nearly a decade for Unilever PLC in various marketing roles across the Asia Pacific region.

Jakobsen holds a bachelor’s degree in commerce from Auckland University in New Zealand.

Forward-Looking Statements

Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression.  Such statements are likely to relate to, among other things, a discussion of goals, plans and projections regarding financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, capital expenditures, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings and financial results.  Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this news release.  These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company’s reputation of real or perceived quality issues; (3) the effect of regulatory restrictions related to the company’s products; (4) the adverse effect of commodity costs; (5) increased competition from branded, private label, store and economy-branded products; (6) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (7) inventory reductions by customers; (8) the adverse effect of changes in foreign currency exchange rates; (9) the effect of changes in economic, political and social conditions in the markets where we operate; (10) changing consumer preferences; (11) the possibility of changes in the Women, Infant and Children (WIC) program, or participation in WIC; (12) legislative, regulatory or judicial action that may adversely affect the company’s ability to advertise its products or maintain product margins; and (13) the ability to develop and market new, innovative products.  For additional information regarding these and other factors, see the company’s filings with the United States Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K, which filings are available upon request from the SEC or at www.meadjohnson.com.  The company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.  The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mead Johnson

Mead Johnson, a global leader in pediatric nutrition, develops, manufactures and distributes more than 70 products sold in over 50 markets worldwide.  The company’s mission is to nourish the world’s children for the best start in life.  The Mead Johnson name has been associated with science-based pediatric nutrition products over 100 years.  The company’s “Enfa” family of brands, including Enfamil® infant formula, is the world’s leading brand franchise in pediatric nutrition.  For more information on company, go to www.meadjohnson.com.

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CONTACTS:
Investors: Kathy MacDonald, (847) 832-2182, kathy.macdonald@mjn.com
Media: Christopher Perille, (847) 832-2178, chris.perille@mjn.com